DIGITAL TURBINE MEDIA, INC. (F/K/A APPIA, INC.) PUBLISHER AGREEMENT

This Publisher Agreement (this “Agreement”) is entered into as of December 28, 2015 (the “Effective Date”), by and between Digital Turbine Media, Inc. (f/k/a Appia, Inc.), a Delaware corporation (the “Company”), and Sift Media, Inc., a Delaware corporation (“Publisher”). Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in that certain Intellectual Property License Agreement dated as of December 28, 2015, by and between the Company and Publisher (the “License Agreement”).

1.Certain Definitions.

a.    “Advertisements” means the advertising content generated by the Company’s servers and delivered to Publisher through Access Points (as defined below), at the Company’s sole discretion, in response to a query from Publisher’s servers for display on the Publisher Network (as defined below). Except as otherwise set forth herein, Advertisements may consist of one or more of the following formats: graphics, app walls, text links, interstitial and other formats.

b.     “Confidential Information” means any and all tangible and intangible information about a disclosing party, in any form disclosed, provided or revealed by or on behalf of such disclosing party, that is marked as “confidential” or with like marking, or that reasonably should be understood by the receiving party to be confidential or proprietary to the disclosing party under the circumstances of disclosure or in light of the nature of the information disclosed, including, but not limited to, the terms and conditions set forth in this Agreement. Notwithstanding the foregoing, “Confidential Information” does not include information: (i) that is separately (outside of this Agreement and the NDA (as defined below)) and lawfully known to, or independently developed by, the receiving party, as evidenced by its prior written records; (ii) that is rightfully disclosed in published materials or generally known to the public without breach of any confidentiality obligations or violation of applicable law; or (iii) that is lawfully obtained from a third party who was not known by the receiving party to be under any obligation of confidentiality or to have violated applicable law.

c.    “Publisher Network” means the website(s) or application(s) owned or controlled and operated by Publisher during the Term (as defined below) as may be approved by the Company from time to time. Any website or application rejected by the Company at any time will not be considered part of the Publisher Network.

2.    Rights to Access and Use Access Points; Purchaser’s Obligations.

a.    Subject to the terms and conditions set forth in this Agreement, the Company agrees to use commercially reasonable efforts to provide Publisher with non-exclusive rights to access and to use the Company’s cost per install application programming interface described at https://digitalturbine.atlassian.net/wiki/display/APDS/Appia+Partner+Documentation+Home, as may be modified by the Company from time to time (“Access Points”), in order to enable Publisher to use the Assets in accordance with the License Agreement and distribute the Advertisements on the Publisher Network (the “Publisher’s Obligation”). The rights of access and use described in this Section 2 are subject to Publisher’s continued compliance with this Agreement and with all rules, policies and guidelines that are provided to Publisher from time to time or that are posted at www.appia.com (collectively, the “Policies”). Each of the Policies may be modified by the Company from time to time in its sole discretion, which modification shall become effective upon publication. Publisher agrees its right to use Access Points is neither contingent on the delivery of any future functionality or features or on the delivery of any other services, nor is it dependent on any oral or written public comments made by or on behalf of the Company regarding future functionality or features.

b.    In connection with the Publisher’s Obligation, Publisher agrees to update promptly the Company’s ad code and/or software developer kit (“SDK”) with new releases or bug fixes. Further, Publisher agrees to share with the Company, in a timely manner, non-personally identifiable information generated through Access Points, of a nature and in a form reasonably requested by the Company (the “End User Data”); and hereby grants the Company a non-exclusive, perpetual, fully-paid up, royalty-free, sublicensable, irrevocable, worldwide license to use the End User Data in aggregate and blinded formats that do not identify, reference or imply an association with Publisher or its end users, for the purposes of creating benchmarking, statistical, research and marketing analyses, surveys, reports and studies, and improving Advertisement placement, targeting, delivery and revenue. In connection with such license, Publisher agrees to procure all necessary and/or required approvals and consents and to defend, indemnify and hold harmless the Company from and against all liability arising from its failure to do so. Publisher and the Company agree to work in good faith to optimize mobile advertising placements and advertisement formats as may be desired from time to time in connection with which Publisher will apply its best operating practices and standards.

3.    Grant of Licenses.

a.    Subject to the terms and conditions set forth in this Agreement, the Company hereby grants Publisher a limited, non-exclusive, revocable, non-sublicensable, non-exclusive, non-transferable license to use, publicly perform, display and distribute the Advertisements, in electronic form only, on the Publisher Network during the Term.

b.    If and to the extent applicable, and subject to the terms and conditions set forth in this Agreement, the Company hereby grants Publisher a limited, non-exclusive, revocable, non-sublicensable, non-transferable license to use the SDK solely to the extent required in connection with Publisher’s authorized use of Access Points.

c.    The licenses set forth in Sections 3(a) and (b) above will terminate automatically upon any expiration or termination of this Agreement. Upon such termination, Publisher will destroy or return to the Company, as instructed by the Company, all tangible manifestations of the Advertisements and all access thereto and to the SDK. All rights not explicitly granted herein are reserved by the Company.

4.    Proprietary Rights. As between the Company and Publisher, all software embedded in Access Points (the “Software”) and all intellectual property rights associated therewith are and shall remain the sole and exclusive property of the Company. Publisher agrees that Publisher will not directly or indirectly: (a) assign, distribute, license, sublicense, transfer, sell, rent, lease, time share, grant a security interest in, or otherwise transfer any rights in or to the Software, or make the Software available to third parties except as authorized by this Agreement; (b) modify, translate, reverse engineer, decompile or disassemble the Software for any purpose, including, without limitation, the creation of derivative works or similar products; (c) upload, link to or post any portion of the Software on a bulletin board, intranet, extranet or web site; (d) possess or use the Software in any format other than machine-readable format; or (e) copy any ideas, features, functions or graphics of Access Points. All rights not expressly granted herein are reserved by the Company. If Publisher is using Access Points in any country within the European Union, the prohibitions set forth herein will not affect Publisher’s rights under any legislation implementing the E.C. Council Directive on the Legal Protection of Computer Programs.

5.    Advertisements; Exclusivity; Right of First Refusal.

a.    Publisher understands and acknowledges the Company does not own any Advertisements and expressly disclaims all representations and warranties with respect to, and all liability related to or arising from, the Advertisements. The Company does not verify or endorse any Advertisements. Publisher understands and agrees Publisher’s use of the Advertisements is at its sole risk. Under no circumstances will the Company be liable in any way for any Advertisement or for any loss or damage of any kind incurred as a result of Publisher’s use of any Advertisement.

b.    Publisher agrees to display Advertisements in the format received from the Company and to perform the Publisher’s Obligations in strict accordance with the terms and conditions set forth in this Agreement, those technical specifications posted at https://appiainc.atlassian.net/wiki/display/APDS/Appia

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+Partner+Documentation+Home, and that certain prohibited activities policy posted at https://appiainc.atlassian.net/wiki/display/APDS/Appia+Partner+Documentation+Home, each of which is incorporated herein by reference (each, a “Prohibited Activity”), as each may be modified by the Company from time to time. Publisher acknowledges and agrees its engagement in any Prohibited Activity will be considered a material breach of this Agreement.

c.    [Reserved]

d.    Without limiting any other right or remedy the Company may have, if Advertisements are placed by Publisher in breach of this Section 5, then Publisher shall be responsible for: (i) any costs and expenses incurred by the Company in obtaining substitute advertising from another supplier (including the cost of the advertising inventory itself); and (ii) damages for any other costs, expenses, or losses incurred by the Company resulting from the Publisher’s failure to place Advertisements in accordance with the provisions set forth in this Section 5.

e.    Publisher shall maintain at its principal place of business accurate and sufficiently detailed records detailing all transactions relating to Publisher’s Obligation, including in relation to the exact inventory sources on which Advertisements are placed. The Company has the right during Publisher’s normal business hours to examine and audit such records and all other documents and materials in Publisher’s possession or under its control relating to the same. Such audits shall be at the Company’s cost, except that if an audit uncovers a breach of this Agreement, Publisher will reimburse the Company for the reasonable cost of such audit.

f.    For a period commencing on the Effective Date and continuing for twelve (12) months thereafter (the “Exclusivity Period”):

(1)    Exclusivity. Subject to the terms of this Section 5, Publisher shall use the Company as the exclusive provider of Advertisements displayed on or through the Publisher Network. Notwithstanding anything to the contrary herein, the revenue share for such Advertisements shall be allocated 80 percent to Publisher, 20 percent to the Company.

(2)    Company’s Right of Allocation for Advertisements. The Company shall grant Publisher access to all Advertisements, subject to the Company’s sole discretion. The Company shall consult with Publisher regarding the selection of Advertisements, provided that the Company shall have sole discretion to allocate the available budget of all such Advertisements with respect to the Company’s core business.

(3)    Right of First Refusal for Covered Campaigns. Publisher shall notify the Company if Publisher receives an opportunity to source Advertisements through the Publisher Network from a third party at a lower price, where such Advertisements would otherwise be available for distribution through the Company (a “Covered Campaign”), provided that Publisher has not and may not directly or indirectly seek competing bids for or otherwise “shop” Advertisements to or solicit such Covered Campaigns from third parties. In such event, the Company shall have the right to match such pricing and provide such Covered Campaign under this Agreement. If the Company does not exercise such right within seventy-two (72) hours of receiving written notification from the Publisher containing all material terms, then Publisher may source such Covered Campaign through the third party without further payment to the Company or violation of this Agreement.

(4)    Right of First Refusal for Non-Covered Campaigns. If Publisher identifies Advertisements which the Company does not currently source through this Agreement or which are withheld from allocation to Publisher under Section 5(f)(2) above (“Non-Covered Campaigns”) and which Publisher is interested in sourcing, then Publisher shall so notify the Company. In such event, the Company shall have the option to obtain the rights to source such Non-Covered Campaign or otherwise allocate such Non-Covered Campaign to Publisher within a reasonable period of time, not to exceed ten (10) business days

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following such notice. If the Company can obtain the rights to source or allocate such Non-Covered Campaign during such period, Publisher may source such Non-Covered Campaigns through this Agreement. If the Company is unable or unwilling to source or allocate such Non-Covered Campaigns during such period due to insufficient budgets or allocations for such Advertisements or otherwise, then Publisher may source such Non-Covered Campaigns through a third party without further payment to the Company or violation of this Agreement.

(5)    At the conclusion of the Exclusivity Period, the rights and obligations set forth in this Section 5(f) shall expire.

6.    Payment; Account.

a.    Subject to the terms and conditions set forth in this Agreement, the Company will pay Publisher the commission set forth in Publisher’s Account (as defined below) or through Access Points (the “Commission”) for each Qualified Install (as defined herein). For purposes hereof, a “Qualified Install” means an install and open by an end user of an application available from Access Points that (i) is not computer generated, including by a robot, spider, computer script, or other similar automated, artificial, or fraudulent methods; (ii) is completed within the time period allowed by the Company in its sole discretion; and (iii) is not determined by the Company in its sole discretion to be fraudulent, incomplete, unqualified, or duplicative. The Company shall remit to Publisher within thirty (30) days after the end of each calendar month during the Term the Commissions generated during such month. Calculations of Commissions shall be made by the Company in sole and commercially reasonable discretion and will be binding on Publisher. Payments will be made by wire transfer, check, or PayPal, in any case, in accordance with the instructions set forth in Exhibit A attached hereto. Wire transfers will be used only for payments exceeding US$2,000.00. If a wire transfer is requested by Publisher for payments below US$2,000.00, Publisher will be responsible for all associated transaction fees. The Company may withhold Commission payments until the amount due to Publisher equals at least US$250.00. The Company reserves the right to charge back any Commissions attributable to Qualified Installs that are later determined to have not met the requirements for a Qualified Install.
b.    The Company reserves the right to discontinue Publisher’s access to and use of Access Points, withhold payment at any time, and/or terminate this Agreement (with immediate effect), without liability to the Publisher, if the Company reasonably suspects that: (i) any of the following have occurred on or through the Publisher Network: (A) any Prohibited Activity; (B) any form of fraud or illegal practices; and/or (C) any type of activity or use that may violate applicable law or that is reasonably likely to have a negative commercial impact on the Company, its advertisers or business partners; and/or (ii) Publisher breached any material term or condition set forth herein. Without limiting the foregoing, at its sole discretion, the Company may credit back to advertisers and/or offset against future payments to Publisher any payments which it subsequently determines accrued as a result of one or more of the events described in this Section 6(b); provided, however, that the Company will not make such a credit or offset more than sixty (60) days after the applicable Commission has been paid to Publisher.

c.    In connection with Publisher’s use of Access Points, the Company will provide Publisher with a unique publisher account (the “Account”). Through the Account, all Qualified Installs may be tracked. To use and access the Account, Publisher will be required to create a unique user-id and password (together, the “Password”). Publisher agrees to maintain its Password and its Account in strict confidence and not to disclose or otherwise provide access to such Password or Account to any party not listed in the Account as an authorized user without first obtaining the Company’s prior written consent. In the event the Password is lost or the Password or Account is compromised, Publisher agrees immediately to notify the Company of such loss or compromise, as the case may be, and Publisher agrees Publisher will be responsible solely for all actions, damages, liabilities and losses incurred as a result of such loss or compromise, except to the extent arising from the Company’s gross negligence or willful misconduct.

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d.    In the event of any expiration or termination of this Agreement (except for a termination by the Company pursuant to Section 6(b) above or Section 11(b)(i) below or Section 11(b)(iv) below), the Company’s payment obligation under Section 6(a) above shall continue with respect to Commissions owed for Qualified Installs which were generated by the Publisher Network during the Term.

e.    Company shall maintain at its principal place of business accurate and sufficiently detailed records regarding the calculation of Commissions. Once during the Initial Term and once during each Renewal Term, Publisher has the right during Company’s normal business hours to examine and audit such records for the purpose of verifying the Commissions collected by Company and payable to Publisher. Such audits shall be at Publisher’s cost, except that if an audit uncovers a breach of this Agreement: (i) Company will reimburse Publisher for Publisher’s reasonable out-of-pocket costs of such audit; and (ii) Publisher has an additional right to audit Company’s records pursuant to this Section 6(e) during such Initial Term or Renewal Term, as applicable.

7.    Confidentiality.

a.    Except to the extent expressly governed by a separate nondisclosure and confidentiality agreement between the parties (the “NDA”), this Section 7 governs the use and protection of Confidential Information disclosed by the parties on and after the Effective Date in connection with this Agreement.

b.    Each party acknowledges that its Confidential Information may be disclosed to the other party in connection with the performance of its obligations under this Agreement. Each party agrees that it shall use the other party’s Confidential Information solely for the purpose of performing its obligations under this Agreement and to take reasonable steps (which includes no less than the steps it takes to protect its own Confidential Information) to prevent the duplication or unauthorized disclosure of the other party’s Confidential Information, other than by or to its employees or agents who must have access to the Confidential Information to perform such party’s obligations hereunder, each of whom must be bound in writing to the receiving party to confidentiality obligations no less restrictive than the obligations described in this Section 7. Each party agrees that it shall not be a breach of this Section 7 to disclose the other party’s Confidential Information pursuant to a regulation or order of any governmental body or regulatory authority or pursuant to any other legally required disclosure; provided, however, that the party required to make such disclosure must first give written notice of such required disclosure to the other party (to the extent legally permitted to do so), make a reasonable effort at the other party’s sole cost and expense to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which disclosure is required, and allow the disclosing party to participate in the proceeding. The obligations set forth in this Section 7 shall continue during the Term and for three (3) years following any termination or expiration of this Agreement. All bid data or other financial information relating to the Advertisement and the identity and contact information for each advertiser shall be considered the Company’s Confidential Information. Upon any termination or expiration of this Agreement, or upon a disclosing party’s earlier request, the receiving party shall promptly return or destroy, as directed by the disclosing party, all tangible manifestations of such disclosing party’s Confidential Information and so certify in writing to such disclosing party.

8.    Representations, Warranties and Covenants.

a.    Each party warrants and represents to the other party that: (i) it is an entity duly organized and validly existing under the laws of the jurisdiction above stated, with full power and authority to carry on its business as now conducted and to enter into and carry out the terms of this Agreement; (ii) it has obtained all necessary authorizations and approvals required for the execution, delivery and performance of this Agreement; (iii) this Agreement constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms; and (iv) its execution, delivery and performance of this Agreement will not conflict with or result in a breach of any other agreement to which it is a party or breach of any third party right; (v) neither it nor any of its officers, directors or personnel is located in a United States embargoed country, or is, or has been, named on the United States Treasury Department’s listing of specially designated nationals

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and blocked persons or is, or has been, otherwise blacklisted by any instrumentality of the United States; and (vi) all information it provides to the other party is and will be truthful and accurate in all material respects.

b.    Publisher represents and warrants to the Company that the Publisher’s Network: (A) complies with all applicable laws, statutes, ordinances and regulations; (B) does not and will not misappropriate, infringe or violate any intellectual property, privacy or other rights of a third party, or any applicable rights or duties under consumer protection, product liability, tort, or contract  theories; and (C) does not contain content that is obscene, defamatory, libelous, slanderous or hate-related. Company represents and warrants to Publisher that its current standard form of advertiser agreement incorporates by reference the IAB Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0 posted at http://www.iab.net/guidelines/508676/tscs.

c.    EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS, ENDORSEMENTS, GUARANTIES, OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, RELATED TO THE ADVERTISEMENTS AND ACCESS POINTS, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE OR USE, AND NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. THE COMPANY DOES NOT WARRANT THAT USE OF THE ADVERTISEMENTS OR ACCESS POINTS WILL BE UNINTERRUPTED OR ERROR FREE. PUBLISHER ACKNOWLEDGES THAT THE COMPANY DOES NOT AND CANNOT GUARANTEE THE CONTENT, LEGALITY OR RELEVANCE OF ANY ADVERTISEMENT, THE SUBJECT MATTER OR LEGALITY OF THE DESTINATION WEB PAGE ACCESSIBLE THROUGH ANY ADVERTISEMENT, THE COMPANY’S ABILITY TO COLLECT FROM ITS ADVERTISERS FOR ADVERTISEMENTS DISPLAYED BY PUBLISHER, OR THAT PUBLISHER’S ACCOUNT AND REPORTS WILL BE ACCURATE OR FREE FROM ERRORS OR UNAUTHORIZED INTRUSION. ACCESS POINTS AND THE ADVERTISEMENTS WILL BE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS.

9.    Limitation of Liability. EXCEPT IN CONNECTION WITH ITS INDEMNIFICATION OBLIGATIONS SET FORTH HEREIN, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PARTY, UNDER ANY BREACH OF CONTRACT, BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE AND RELIANCE), STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, PUNITIVE, DIRECT, INDIRECT OR SPECIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF DATA, LOSS OF USE, OR LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. IN NO EVENT WILL A PARTY’S TOTAL LIABILITY TO THE OTHER PARTY FOR ANY CLAIM, LOSS OR DAMAGE UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNTS ACTUALLY PAID TO PUBLISHER HEREUNDER DURING THE TWELVE (12)-MONTH PERIOD ENDING ON THE DATE OF THE CAUSE OF ACTION UNDERLYING SUCH CLAIM, LOSS OR DAMAGE. NO CLAIM MAY BE ASSERTED BY PUBLISHER AGAINST THE COMPANY MORE THAN TWELVE (12) MONTHS AFTER THE DATE OF THE CAUSE OF ACTION UNDERLYING SUCH CLAIM.

PUBLISHER ACKNOWLEDGES THE COMPANY DOES NOT CONTROL THE TRANSFER OF DATA OVER COMMUNICATIONS FACILITIES, INCLUDING THE INTERNET, AND THAT ACCESS POINTS MAY BE SUBJECT TO LIMITATIONS, DELAYS, AND OTHER PROBLEMS INHERENT IN THE USE OF SUCH COMMUNICATIONS FACILITIES. ACCORDINGLY, THE COMPANY WILL NOT BE RESPONSIBLE FOR ANY DELAYS, DELIVERY FAILURES, OR OTHER DAMAGE RESULTING FROM SUCH PROBLEMS OR ANY ISSUE OUTSIDE OF THE COMPANY’S REASONABLE CONTROL. PUBLISHER UNDERSTANDS AND AGREES ITS USE OF ACCESS POINTS IS AT ITS OWN RISK AND DISCRETION.

THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE COMPANY HAS ENTERED INTO THIS AGREEMENT IN RELIANCE UPON THE LIMITATIONS OF LIABILITY SPECIFIED HEREIN, WHICH ALLOCATE RISK BETWEEN THE COMPANY AND PUBLISHER AND FORM A BASIS OF BARGAIN BETWEEN THE PARTIES. IF PUBLISHER IS LOCATED IN ANY COUNTRY WITHIN THE EUROPEAN

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UNION ONLY, NOTHING SET FORTH IN THIS AGREEMENT SHALL EXCLUDE OR LIMIT LIABILITY TO A GREATER EXTENT THAN IS PERMITTED BY APPLICABLE LAW OR SHALL EXCLUDE OR LIMIT LIABILITY FOR FRAUD, FRAUDULENT MISREPRESENTATION OR FOR DEATH OR PERSONAL INJURY CAUSED BY NEGLIGENCE.

10.    Indemnification.

a.    At Publisher’s sole cost and expense, Publisher hereby agrees to defend and hold harmless the Company and its affiliates and subsidiaries, and its and their officers, directors, stockholders, employees, consultants, representatives, agents, successors and assigns (the “Indemnitees”) in any action or claim, and to indemnify the Company and its Indemnitees from and against any and all losses, liabilities, sums of money, damages, expenses, and costs (including, but not limited to, reasonable attorneys’ fees), but excluding any consequential damages, lost profits or damages measured as a multiple or revenue, profits or the like (collectively, “Losses”) arising from such action or claim, to the extent related to: (i) Publisher’s breach of any term, condition, representation or warranty set forth in this Agreement; (ii) the Publisher’s Network; and/or (iii) Publisher’s violation of applicable law.

b.    At the Company’s sole cost and expense, the Company hereby agrees to defend and hold harmless Publisher and its Indemnitees in any third party action or claim, and to indemnify Publisher and its Indemnitees from and against any and all Losses arising from such action or claim, in each case to the extent related to an Access Points violation by the Company, or a misappropriation or infringement of such third party’s U.S. intellectual property rights by any operation of the Company’s business.
11.    Term and Termination.

a.    Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of one (1) year unless earlier terminated as provided herein (“Initial Term”). Contemporaneous with the expiration of the Initial Term, the Agreement shall renew automatically for consecutive one (1)-year terms until terminated as provided herein (each a “Renewal Term,” and together with the Initial Term, the “Term”).

b.    Termination. In addition to the other termination provisions set forth herein, this Agreement may be terminated by a party immediately upon the occurrence of any of the following events: (i) the other party’s failure to cure such other party’s breach of a material term or condition or of any of its representations or warranties set forth in this Agreement, within ten (10) calendar days after receipt of written notice thereof from the non-breaching party; (ii) at any time, upon thirty (30) days’ prior written notice of the terminating party’s desire to terminate this Agreement for convenience; (iii) if the other party seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or any such proceeding is instituted against the other party and is not dismissed within sixty (60) calendar days; or (iv) if the other party ceases to do business, or otherwise terminates its business operations. Also, this Agreement may be terminated by the Company upon written notice if the Company, in its sole discretion, determines that Publisher’s traffic quality is detrimental to the Company’s advertisers.

c.    Effect of Termination. Upon expiration or termination of this Agreement, Publisher shall immediately cease displaying and distributing the Advertisements. Sections 2(b), 4, 6, 7, 8, 9, 10, 11, 12, 14 and 15 hereof shall survive any termination or expiration of this Agreement.

12.    Governing Law; Dispute Resolution. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, as it is applied to agreements entered into and to be performed entirely within Delaware except for those conflicts of law rules thereof that would require or permit the application of the laws of another jurisdiction. Any dispute or controversy arising under, out of, or in connection with this Agreement shall be resolved by binding arbitration under the commercial rules of the American Arbitration Association (including the expedited procedures and optional rules for emergency measures of protection thereunder) before a single arbitrator. Any such arbitration shall be conducted in New York, New York. Judgment upon any award may be entered in any court of competent jurisdiction. The

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arbitrator shall be designated by mutual agreement of the parties hereto or, if the parties cannot agree on an arbitrator within ten (10) days after a request for arbitration hereunder, each party shall designate one (1) arbitrator and the arbitrators so designated shall designate a third arbitrator who shall conduct the arbitration. The decision of the arbitrator shall be binding and conclusive upon the parties. Any arbitration award granted hereunder shall be enforceable under the applicable terms and conditions of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards, 1958 (the New York Convention), as amended to date. Notwithstanding the foregoing, Publisher hereby agrees the Company shall have the right to seek injunctive relief or other equitable or legal remedies in a court of competent jurisdiction in the State of Delaware without posting bond or other security, to which jurisdiction, for such purpose, Publisher hereby irrevocably consents. The parties expressly agree this Agreement shall not be governed by the provisions of the United Nations Convention on Contracts for the International Sale of Goods.

13.    Notices. Except as specifically provided in this Agreement, any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes: (a) on the delivery date if delivered personally to the party to whom the same is directed; (b) one (1) business day after deposit with a commercial overnight carrier or transmission via fax or electronic mail (in each case, with confirmation of receipt) or transmission via email (with “CONTRACTUAL NOTICE” in the subject line); or (c) three (3) days after being mailed by certified mail return receipt requested to the address of the party to whom the same is directed as is set forth below such party’s signature block.

14.    Marketing. Publisher agrees the Company may mention Publisher’s name as a customer in its marketing and sales materials without prior consent.

15.    Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement, each party shall be and act as an independent contractor and not as partner, joint venturer, or agent of the other. Neither party has any authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of the other party. Neither party’s personnel shall be deemed to be the other party’s employees, and as such shall not by reason of this Agreement be entitled to participate in or to receive any benefit or right under any of the other party’s employee benefit plans.

16.    Assignment; Binding Nature. Except in connection with a merger, acquisition, or transfer of a party’s assets, neither party may transfer or assign this Agreement or its rights or obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties, its successors and assigns.

17.    Waiver; Amendment. The failure of either party to enforce its rights under this Agreement at any time for any period will not constitute or be deemed to constitute a waiver or forfeiture of such rights or of any preceding or subsequent breach or default. No changes or modifications to this Agreement or waivers of any provision of this Agreement shall be effective unless evidenced in a writing referencing this Agreement and signed for and on behalf of both parties.

18.    Entire Agreement. This Agreement, the Policies (and the NDA, if and to the extent applicable) constitute the entire agreement between the parties regarding the subject matter hereof and supersede all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom.

19.    Severability. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable by a court of competent jurisdiction, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

20.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same Agreement.

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Facsimile and PDF signatures of any original document shall be considered the same as delivery of an original.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties execute this Agreement as of the Effective Date.

DIGITAL TURBINE MEDIA, INC.

Name: /s/ William G. Stone III
Title: CEO
Date: 12/28/15

Digital Turbine Media, Inc.
1300 Guadelupe
Austin, TX 78701
Attn: Bill Stone
Telephone: (512) 365-9991
E-mail: Bill@digitalturbine.com
SIFT MEDIA, INC. Name: /s/ Jud Bowman Title: CEO Date: 12/28/15 Sift Media, Inc. 621 Sugarberry Road Chapel Hill, NC 27514 Attn: Jud Bowman E-mail: jud@sift.co

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